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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 5, 1999, accompanying the consolidated financial statements of Tellabs, Inc. and Subsidiaries as of December 27, 1996 and for the year then ended incorporated by reference in this Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4. We consent to the use of the aforementioned report in such filing.


/s/ Grant Thornton LLP

GRANT THORNTON LLP
Chicago, Illinois
March 9, 2000